U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): June 5, 2007

Commission File Number: 000-31987

TEXHOMA ENERGY, INC.
(Name of Small Business Issuer in its Charter)

NEVADA	20-4858058
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

100 Highland Park Village
Dallas, Texas 75205
(Address of principal executive offices)

(214) 295-3380
(Issuer Telephone Number)

                 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Voting Agreement

On or about June 5, 2007, certain of Texhoma Energy, Inc.’s (the “Company’s”, “we,” and “our”) largest shareholders, including Capersia Pte. Ltd.; Frank A. Jacobs, our former officer and Director; and Valeska Energy, Inc., which is controlled by William M. Simmons, the President and Director of the Company, and is majority owned by Daniel Vesco, the Company’s Chief Executive Officer and a Director of the Company, through an entity which he controls (“Valeska” and collectively the “Shareholders”) entered into a Voting Agreement (the “Voting Agreement”).  Pursuant to the terms of the Voting Agreement the Shareholders agreed that for the Term of the Voting Agreement, as defined below, no Shareholder would vote any of the shares of common stock (the “Shares”) which they hold for (i.e. in favor of) the removal of William M. Simmons or Daniel Vesco, our Directors (the “New Directors”).  The Shareholders also agreed that in the event of any shareholder vote of the Company (either by Board Meeting, a Consent to Action with Meeting, or otherwise) relating to the removal of the New Directors; the re-election of the New Directors; and/or the increase in the number of directors of the Company during the Term of the Voting Agreement, that such Shareholders would vote their Shares against the removal of the New Directors; for the re-election of such New Directors; and/or vote against the increase in the number of directors of the Company, without the unanimous consent of the New Directors, respectively.

The Voting Agreement further provided that in the event that either of the New Directors breaches his fiduciary duty to the Company, including, but not limited to such Director’s conviction of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty, theft or fraud; such Director’s gross negligence in connection with his service to the Company as a Director and/or in any executive capacity which he may hold; and/or if any Shareholder becomes aware of information which would lead a reasonable person to believe that such Director has committed fraud or theft from the Company, or a violation of the Securities laws, the Voting Agreement shall not apply, and the Shareholders may vote their Shares as they see fit.

The Term of the Voting Agreement is until June 5, 2009 (the “Term”).  The Shareholders agreed to enter into the Voting Agreement in consideration for the New Directors agreeing to serve the Company as Directors of the Company.

On or about July 12, 2007, another one of our significant shareholders, Lucayan Oil and Gas Investments, Ltd. (“LOGI”), which is 50% owned by Max Maxwell, our former President and Director, entered into a Voting Agreement with us, which was amended by a First Amendment to Voting Agreement, which provided that the shares of common stock held by LOGI would be subject to the identical terms of our June 5, 2007 Voting Agreement with the Shareholders.

Cooperation Agreement and Mutual Release

On or about July 12, 2007, LOGI; Mr. Maxwell; Meredith Maxwell, Mr. Maxwell’s daughter and our former employee; and A.E. Buzz Jehle, our former consultant (collectively the “Former Interested Parties”) entered into a Cooperation Agreement and Mutual Release (the “Release”) with us and Texaurus Energy, Inc. (“Texaurus”), our wholly owned Delaware subsidiary (for the purposes of the description of the Release, all references to “we,” “us,” the “Company” or similar words include Texaurus).  In connection with the Release, we and the Former Interested Parties agreed to release each other (including employees, officers, directors, representatives, employees and assigns) from any and all claims, rights, causes of action and obligations which were known or unknown at the time of the entry into the Release, subject only to the Assignment by the Former Interested Parties of their rights, causes of actions or demands against any former officers or Directors of us to the Company and the New Directors (the “Assignment”) and the Extension.  The release we provided to the Former Interested Parties was against any and all claims, rights, causes of action and obligations which were known or unknown at the time of the entry into the Release, or which are not brought to the attention of the New Directors or the Company by 5:00 P.M. Central Standard Time, on September 30, 2007 (the “Extension”).

Additionally, in connection with the Release, Mr. Maxwell personally agreed, to the best of his ability, to cooperate with us in connection with an audit of us and Texaurus; to provide a list of the known liabilities of the Company which Mr. Maxwell was aware of; and to personally certify the accuracy and completeness any financial statements which the Company prepares covering the time period during which Mr. Maxwell was President of the Company, in a form similar to the Certification Of Chief Executive Officer and Chief Financial Officer Pursuant To Section 302 of The Sarbanes-Oxley Act Of 2002 and Certification of Chief Executive Officer; and (ii) Certification of Chief Financial Officer Pursuant To 18 U.S.C. Section 1350, as Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002, which reporting companies are required to file as attachments to each periodic filing with the Commission.

Mr. Maxwell also agreed pursuant to the terms of the Release that any options which he vested pursuant to the June 2006 options which he was granted by us would expire if unexercised on August 1, 2007; and that we owe him no rights to contribution or indemnification in connection with his service to the Company. Mr. Maxwell also certified that the shares of common stock granted to LOGI were issued for valid consideration and fully paid and non-assessable (the “Certification”).  Additionally, pursuant to the terms of the Release, we agreed to indemnify Mr. Maxwell and Mr. Jehle against any dispute regarding the shares issued to LOGI, provided that such Certification is valid and correct.

Consulting Agreement

Effective July 1, 2007, we entered into a Consulting Agreement with Nafi Onat, our Director (the “Consulting Agreement”), pursuant to which Mr. Onat agreed to serve as our Director and Vice President of Operations for an initial term of twelve (12) months, which term is renewable month to month thereafter with the mutual consent of the parties.  Pursuant to the Consulting Agreement we agreed to pay Mr. Onat $2,500 per month during the term of the Consulting Agreement, to issue him 500,000 restricted shares of common stock in connection with his entry into the Consulting Agreement and 500,000 restricted shares of common stock assuming he is still employed under the Consulting Agreement at the expiration of six (6) months from the effective date of the Consulting Agreement (the “Six Month Issuance”).

Pursuant to the Consulting Agreement, Mr. Onat agreed to travel on our behalf through North America as requested by the Board of Directors for up to twenty-one (21) total days during the initial twelve (12) month term of the Consulting Agreement.  Any travel expenses incurred by Mr. Onat will be reimbursed by us.  Any additional travel in excess of the twenty-one (21) days provided for in the Consulting Agreement will be undertaken by Mr. Onat, assuming he is available for such travel, and such travel time and expense will be reimbursed by us.

The Consulting Agreement shall terminate:

(a)
in the event Mr. Onat suffers an injury, illness, or incapacity of such character as to prevent him from performing his duties without reasonable accommodation for a period of more than sixty (60) consecutive days upon us giving at least thirty (30) days written notice of termination to him;

(b)	upon Mr. Onat's death;

(c)
at any time because of (i) the conviction of Mr. Onat of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (ii) his negligence in the performance of his duties under the Consulting Agreement;

(d)
Mr. Onat may terminate his employment for "good reason" by giving us ten (10) days written notice if: (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with us, or a change in his reporting responsibilities or titles; (ii) his compensation is reduced; or (iii) we do not pay any material amount of compensation due under the Consulting Agreement and then fails either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice; or

(e)	at any time without cause.

In the event of the termination of Mr. Onat's employment pursuant to (a), (b) or (c) above, he will be entitled to all payments of salary earned through the date of termination (plus life insurance or disability benefits).

In the event of the termination of Mr. Onat's employment pursuant to (d) or (e) above, he will be entitled to the compensation earned by him as of the date of such termination plus the Six Month Issuance, even if such Six Month Issuance had not vested as of the date of the termination (plus life insurance or disability benefits).

Under the Consulting Agreement, we agreed to indemnify and hold harmless Mr. Onat, his nominees and/or assigns against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation that is in any way related to his employment with us (whether or not in connection with any action in which he is a party). Such indemnification does not apply to acts performed by Mr. Onat, which are criminal in nature or a violation of law. We also agreed that he shall not have any liability (whether direct or indirect, in contract or tort, or otherwise) to us, for, or in connection with, the engagement of Mr. Onat under the Consulting Agreement, except to the extent that any such liability resulted primarily and directly from his gross negligence and willful misconduct.

ITEM 3.02.	UNREGISTERED SHARES OF EQUITY SECURITIES.

On or about July 9, 2007, we sold 1,000,000 shares of our common stock to Camecc A/S, a Norwegian company, in consideration for $12,500 or $0.0125 per share. We also agreed to provide Camecc A/S piggy-back registration rights in connection with the sale. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, for the above issuance, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

In July 2007, we agreed to issue Mr. Nafi Onat an aggregate of 500,000 restricted shares of our common stock in connection with his entry into the Consulting Agreement (described above).  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, for the above issuance, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the issuance and no underwriting discounts or commissions were paid by the Company.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On July 17, 2007, the Company's Board of Directors unanimously agreed by a written consent to action without a meeting, to adopt a Certificate of Designations for the creation of a Series A preferred stock (the "Series A Preferred Stock").

The Series A Preferred Stock has a par value of $0.001 per share. The Series A Preferred Stock consists of one thousand (1,000) shares, each having no dividend rights, no liquidation preference, and no conversion or redemption rights. However, the one thousand (1,000) shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. For example, if there are 10,000,000 shares of the Company's common stock issued and outstanding at the time of a shareholder vote, the holders of Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,400,000 shares, out of a total number of 20,400,000 shares voting.

Additionally, the Company shall not adopt any amendments to the Company's Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to the Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

On or about July 26, 2007, with an effective date of July 31, 2007, we entered into a Termination of Lease Agreement (the “Termination Agreement”) with our landlord at 2200 Post Oak Blvd., Suite 340, Houston, Texas 77056 (the “Post Oak Office”).  Pursuant to the terms of the Termination Agreement, we and the landlord agreed to terminate the lease on the Post Oak Office space, and we agreed to pay the landlord approximately $4,090 as a termination fee, $3,331 as payment of past due rental fees; and we also agreed to forfeit any right to our security deposit of approximately $1,578 held by the landlord pursuant to the terms of our lease in connection with such Termination Agreement.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 26, 2007, the Board of Directors appointed Daniel Vesco, our Chief Executive Officer and a Director as interim Chief Financial Officer and William M. Simmons, our President and Director as Treasurer and Secretary of us.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On or about July 17, 2007, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada to amend our Certificate of Incorporation to include the Series A Preferred Stock designation described above.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit
3.1*	Series A Preferred Stock Designation
10.1*	Voting Agreement
10.2*	Voting Agreement with LOGI
10.3*	First Amendment to Voting Agreement with LOGI
10.4*	Cooperation Agreement and Mutual Release
10.5*	Consulting Agreement with Nafi Onat

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXHOMA ENERGY, INC.

/s/ Daniel Vesco
Daniel Vesco
Chief Executive Officer

July 30, 2007